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                     STAY BONUS AGREEMENT [age 40 and above]

                              --------------------

         Agreement ("Agreement") made this day of November, 1997, between PureTec Corporation ("Employer") and ("Employee").

         The parties agree as follows:

         1. In view of the contemplated purchase of Employer's stock by Tekni-Plex, Inc. ("Tekni-Plex"), and in order to provide a successful transition of ownership and management, Employer has agreed to provide a stay bonus (pursuant to the terms and conditions set forth herein), as an incentive to Employee to remain in its employ.

         2. Subject to the terms and conditions provided herein, the amount of the stay bonus which Employee is eligible to receive is $ , less normal deductions (the "Stay Bonus").

         3. In order to earn and be entitled to receive the Stay Bonus, the following conditions must be met by Employee:

                  a. Employee must remain in Employer's employ at least 45 calendar days after the date on which the merger between Employer and Tekni-Plex is effective (the "Effective Date"). If Employee voluntarily resigns or is terminated for cause (as defined below) during the 45 calendar days after the Effective Date, Employee will not be eligible to receive the Stay Bonus. Employee will receive the Stay Bonus if, during 45 calendar days after the Effective Date, Employee is terminated without cause. For purposes of this Agreement, the term "Cause" shall include, but is not limited to:

                           (1) a failure of Employee to perform his or her duties to the Company or any of its Subsidiaries;

                           (2)      commission of a felony; or

                           (3)      any event of moral misconduct.

                  b. Employee must regularly report for work and promote the interests of Employer.


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                  c.       Employee will use Employee's full time and efforts in

                           the discharge of Employee's assigned services and duties. Employee will at all times faithfully and industriously and to the best of Employee's ability, experience and talents perform all of the services and duties that may be required to the satisfaction of Employer. Such services and duties shall be rendered at such place or places as Employer shall require, or as the interests, needs, business and opportunities of Employer shall require or deem advisable.

         4. On the next regular pay date, but no less than five (5) days following the Non-Revocability Date of this Agreement, as provided in paragraph 10 below, the Stay Bonus will be paid to Employee by Employer in a lump sum payment (less normal payroll deductions).

         5. Participation in this Stay Bonus Agreement will not be a cause to disqualify an Employee from participation in any Severance Pay Plan for which the Employee might otherwise be eligible.

         6. After the 45 days following the Effective Date, Employee shall be employed by Employer on an at-will basis, and may be terminated at any time, with or without cause or notice.

         7. Dispute Resolution Procedure. If a Claim (as defined below) arises, whether or not arising out of Employee's employment, termination of employment, or otherwise, that the Employer may have against Employee, or that Employee may have against the Employer or against its parent, subsidiaries, affiliated entities of any of the foregoing, the shareholders, officers, directors, employees, agents or any other representatives of any of the foregoing, such Claim shall be resolved in accordance with the procedure set forth below. A Claim must be processed in the manner set forth below, otherwise the Claim shall be void and deemed waived even if there is a federal or state statute of limitations which would allow more time to pursue the Claim.

                  a. Within one (1) year from the date that the aggrieved party knew or should have known of the facts that gave rise to the Claim, the aggrieved party must give written notice of the Claim to the other party hereto. The parties will hold informal discussions and attempt to resolve the Claim. If written notice of the Claim is not given within the one (1) year period, the Claim will be deemed to be time- barred.


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                  b.       If the Claim is not resolved within 30 days after
                           written notice of the Claim was given pursuant to paragraph 6.a., the parties agree to immediately participate in good faith in a mediation conducted pursuant to the Employment Dispute Resolution Rules of the American Arbitration Association ("AAA"). If the mediation fails to resolve the Claim, either party may initiate arbitration by serving upon the other party written Demand for Arbitration and by filing the Demand for Arbitration in conformance with the rules of the AAA. The written Demand for Arbitration must be served within 45 days after the conclusion of the mediation.

                  c. The written Demand for Arbitration shall describe the factual basis of all Claims asserted, and shall be served upon the other party hereto by certified or registered mail, return-receipt requested. If Demand for Arbitration is not served within the applicable time period, the Claim will be deemed to be time-barred.

                  d. Written notice or Demand for Arbitration, or both, to Employee will be mailed to Employee's address as it appears in the Employer's records. Written notice or Demand for Arbitration, or both, to the Employer, or its officers, directors, employees or agents, shall be sent to: Tekni-Plex, Inc., 201 Industrial Parkway, Somerville, NJ 08876, Attention: Dr. F. Patrick Smith.

                  e. The arbitration shall be conducted in accordance with the then-current National Rules for the Resolution of Employment Disputes of the AAA before a single arbitrator. The mediation or arbitration, or both, will occur in the county where employee works.

                           (1)      At least fourteen (14) days before the
arbitration, the parties must exchange lists of witnesses, including any experts, and copies of all exhibits intended to be used at the arbitration.

                           (2)      The arbitrator will have no authority to:
(a) adopt new Employer policies or procedures; (b) modify this Agreement or existing Employer policies, procedures, wages or benefits; or (c) in the absence of a written waiver pursuant to paragraph 6.k., below, hear or decide any matter that was not processed in accordance with this Agreement. The arbitrator shall have exclusive authority to resolve any Claim,

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including, but not limited to, any contention that all or any part of this
Agreement is void or voidable. The arbitrator will have the authority to award any form of remedy or damages that would be available in a court of law.

                           (3)      The parties shall each pay one-half of the
fees of the American Arbitration Association and the arbitrator. The parties will pay their own attorneys' fees and expenses associated with the arbitration.

                  f.       EACH PARTY WAIVES THE RIGHT TO A JURY TRIAL OR
                           ----------------------------------------------
                           COURT TRIAL.  THE SOLE AND EXCLUSIVE METHOD
                           -------------------------------------------
                           TO RESOLVE ANY CLAIM IS ARBITRATION AS
                           --------------------------------------
                           PROVIDED IN THIS AGREEMENT.
                           ---------------------------
                           Subject to paragraph 6.i.,

                           neither party shall initiate or prosecute any lawsuit in any way related to any Claim covered by this Agreement. To the extent permitted by law, Employee agrees not to initiate or prosecute against Employer any administrative action (other than an administrative charge of discrimination) in any way related to any Claim covered by this Agreement.

                  g. The arbitration will be conducted in private, and will not be open to the public or the media. The testimony and other evidence presented, and the results of the arbitration, unless otherwise agreed to in writing by both parties, are confidential and may not be made public or reported in any way or through any means, including, but not limited to, any news agency or legal publisher or service, except pursuant to a court order, provided that Employer or Employee shall give written notice, as soon as reasonably practicable after it becomes aware or should have become aware of any judicial proceeding to enable the other to seek a protective order before disclosure occurs.

                  h. The arbitrator shall render a written decision and award (the "Award"), which shall set forth the facts and reasons that support the Award. The Award shall be final and binding on Employer and Employee. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction.

                  i. The term "Claim" is defined to include, but is not limited to, controversies relating to: compensation or benefits, breach of any


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                           contract, torts, discrimination under state, federal
                           or local law; and violation of any federal, state, or other governmental law, statute, regulation, or ordinance. However, this Dispute Resolution Procedure shall not apply to any Claim for workers' compensation or unemployment benefits. Claims by Employer for injunctive and/or other equitable relief for any Claim including, but not limited to, (i) unfair competition, (ii) the use and/or unauthorized disclosure of proprietary information, or (iii) the solicitation or influence of Employer's employees, may at Employer's election be brought either in arbitration or in a court. If Employer seeks injunctive relief in court, it may then proceed with arbitration under this Agreement.

                  j. For the purpose of this paragraph 7, the term "Employer" is defined to include PureTec and Tekni-Plex, and their shareholders, officers and directors, their parent and all subsidiary and related or affiliated entities and their shareholders, officers and directors, all benefit plans, the benefit plans' sponsors, fiduciaries, administrators, affiliates, and all successors and assigns of any of them.

                  k. Either party, in their sole discretion, may, in writing, waive, in whole or in part, the other's failure to follow any time limit or other requirement set forth in this Agreement. Any such waiver shall not be deemed the waiver of any other time limit or requirement or any subsequent failure to follow any time limit or other requirement.

         8. Employee, for Employee and for Employee's heirs, executors, administrators, successors, and assigns, does hereby fully and forever release and discharge Tekni-Plex and PureTec, and their parent, affiliated and subsidiary corporations and related entities, including its, and their shareholders, employees and former employees, agents, directors, officers, attorneys, predecessors, successors, assigns, heirs, executors, administrators, and all other persons, firms, corporations, associations, partnerships, or entities having any legal relationship to any of them, of and from any and all claims, demands, causes of action, charges and grievances, of whatever kind or nature, whether known or unknown, suspected or unsuspected, which Employee now owns or holds or has at any time before this date owned or held against any of them, including, but not limited to, any and all claims, demands, causes of action, charges, and grievances: (1) which are alleged about, set forth in, arise out of, or are in any way connected with any transactions, occurrences, acts or omissions concerning any loss, damage or injury whatsoever resulting from any act committed or omission made prior to the effective date


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of this Agreement; (2) which are alleged about, set forth in, arise out of, or are in any way connected with Employee's employment with Employer, or the termination of Employee's employment with Employer; or (3) which are related to or concern (i) violation of local, state or federal law, including but not limited to the federal Age Discrimination in Employment Act and Worker Adjustment and Retraining Notification Act ("WARN"); and (ii) wrongful termination, breach of the covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, defamation, invasion of privacy, breach of employment contract, fraud or negligent misrepresentation, or any other tort cause of action. Any and all benefits and amounts paid to or on behalf of Employee shall apply toward any obligation of Employer under WARN, if any. Nothing contained herein shall be construed so as to apply to or in any way limit the indemnification rights which Employee may have pursuant to Section
6.03 of the Agreement and Plan of Merger, dated November 11, 1997, among PureTec Corporation, Plastic Specialties & Technologies, Inc., Tekni-Plex, Inc. and P.T. Holding, Inc.

         9. Employer has advised Employee to consult with independent legal counsel prior to executing this Agreement

         10. Employee has forty-five (45) days after receipt of this Agreement within which to consider the Agreement and seven (7) days following Employee's execution of the Agreement to revoke the Agreement. Any such revocation may be exercised by delivering a writing to Dr. F. Patrick Smith, Chairman and Chief Executive Officer, within the seven (7) day period. This Agreement was received
by Employee on                  .  Attached to this Agreement as Exhibit A
is a Notice Regarding Stay Bonus Program. This Agreement will be effective on the eighth (8th) day after an executed copy hereof has been delivered to Employer (the "Non-Revocability Date"), and the Agreement has not been revoked as provided herein.

         11. If any term or provision of this Agreement is held to be invalid or unenforceable, the remaining portions of this Agreement will continue to be valid and will be performed, construed and enforced to the fullest extent permitted by law, and the invalid or unenforceable term will be deemed amended and limited in accordance with the intent of the parties, as determined from the face of the Agreement, to the extent necessary to permit the maximum enforceability or validation of the term or provision.



                            INTENTIONALLY LEFT BLANK


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         12. This Agreement constitutes and contains the entire agreement and understanding between the parties and supersedes and replaces all prior negotiations and agreements proposed or otherwise, whether written or oral, concerning the subject matter of this Agreement. This is an integrated document.

         NOTICE: BY SIGNING THIS AGREEMENT, YOU ARE AGREEING
         THAT ALL DISPUTES WILL BE DECIDED BY NEUTRAL

         ARBITRATION, AND YOU ARE GIVING UP YOUR RIGHT TO A JURY
         TRIAL OR COURT TRIAL
         (SEE PARAGRAPH 7.f.).

                                          DATE:

                                          (Employee Signature)

                                         DATE:

                                         PureTec Corporation


                                         By:


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                       NOTICE REGARDING STAY BONUS PROGRAM

         Pursuant to the Older Workers Benefit Protection Act of 1990, we are providing you with the following information regarding PureTec's Stay Bonus Program ("Program").

         1. The following class, unit or group of individuals is covered by the
Program: With certain exceptions, the following corporate employees of PureTec, its subsidiary, affiliated and related entities:

         2. Appendix A is a list reflecting the job titles and ages of all individuals who are eligible for this Program.

         3. There are no individuals in the same job classification or organizational unit as those individuals specified in paragraph 2 above who are not eligible for the Program.

         4. The following reflects any eligibility factors for this Program: corporate employees listed in paragraph 1 above, who meet the eligibility requirements of the Program and are not otherwise disqualified for benefits.

         5. The following reflects any time limits applicable to this Program:
Only those corporate employees who satisfy the requirements of paragraph 3 of the Stay Bonus Agreement to which this Notice is attached are eligible to receive a Stay Bonus. They must sign a Stay Bonus Agreement within 45 days after it is received, and remain employed for the period of 45 days after the merger between Employer and Tekni-Plex is effective.


                                    EXHIBIT A

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                                   APPENDIX A



Job Title                                                            Age





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